Exhibit 10.10

FORM OF ADVISOR AGREEMENT

This Advisor Agreement (“Agreement”) is entered into as of December 23, 2025 (the “Effective Date”) by and between Quantum Leap Acquisition Corp, a company incorporated in the Cayman Islands (the “Company”), and [         ], [ADDRESS] (“Advisor”, and together with the Company, each a “Party” and collectively the “Parties”).

1. Services and Compensation. Advisor agrees to perform for the Company the services described in Exhibit A (the “Services”), and the Company agrees to provide Advisor the compensation described in Exhibit A for Advisor’s performance of the Services. For the avoidance of any doubt, the Parties hereby acknowledge and agree that any and all Services provided by Advisor to Company prior to the Effective Date shall be deemed to be Services for all purposes under this Agreement.

2.	Confidentiality.

2.1. Definition. “Confidential Information” means any information disclosed by the Company to Advisor on or after the date hereof, either directly or indirectly, in writing, orally or by inspection of tangible objects (including without limitation documents, prototypes, samples, plant and equipment), whether or not designated as “confidential”, “proprietary” or some similar designation, or which by its nature would be understood by a reasonable person to be confidential or proprietary (such as, but not limited to, information relating to actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, research, product plans or other information regarding the Company’s products or services and markets therefore, customer lists and customers, software, developments, inventions, processes, formulas, technology, designs, drawing, engineering, hardware configuration information, marketing, finances or other business information). Confidential Information shall not, however, include any information that: (a) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing Party; (b) becomes publicly known and made generally available after disclosure by the disclosing Party to the receiving Party through no action or inaction of the receiving Party; (c) is already in the possession of the receiving Party at the time of disclosure by the disclosing Party as shown by the receiving Party’s files and records immediately prior to the time of disclosure; (d) is obtained by the receiving Party from a third party without a breach of such third party’s obligations of confidentiality; (e) is independently developed by the receiving Party without use of or reference to the disclosing Party’s Confidential Information, as shown by documents and other competent evidence in the receiving Party’s possession; or (f) is required by law to be disclosed by the receiving Party, provided that the receiving Party gives the disclosing Party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure to the extent permitted by applicable law, regulation and/or order.

2.2. Nonuse and Nondisclosure. Advisor will not, during or subsequent to the term of this Agreement, (a) use the Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or (b) disclose the Confidential Information to any third party. Advisor agrees that all Confidential Information will remain the sole property of the Company. Advisor also agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information.

2.3. Former Client Confidential Information. Advisor will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer of Advisor or other person or entity with which Advisor has an agreement or duty to keep in confidence information acquired by Advisor, if any.

3.	Restrictions.

3.1. Conflicting Obligations. Advisor certifies that Advisor has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement or that would preclude Advisor from complying with the provisions of this Agreement. Advisor will not enter into any such conflicting agreement during the term of this Agreement.

4.	Term; Termination; Effect of Termination.

4.1. Term. The term of this Agreement will continue until the earlier of (a) final completion of the Services or (b) termination as provided in Section 4.2.

4.2. Termination. Either Party may terminate this Agreement upon 30 days’ prior written notice to the other Party. The Company may terminate this Agreement immediately and without prior notice if Advisor refuses to or is unable to perform the Services or is in breach of this Agreement.

4.3. Effect of Termination. Upon such termination, all rights and duties of the Company and Advisor toward each other shall cease except:

(a) The Company will pay, within 30 days after the effective date of termination, all amounts owing to Advisor for Services completed and accepted by the Company prior to the termination date; and

(b) Sections 4.3 and 5 through 7 will survive the termination of this Agreement.

5.	Independent Contractor; Benefits.

5.1. Independent Contractor. It is the express intention of the Company and Advisor that Advisor perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Advisor as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Advisor is not authorized to bind the Company to any liability or obligation or to represent that Advisor has any such authority. Advisor agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided in Exhibit A. Advisor acknowledges and agrees that Advisor is obligated to report as income all compensation received by Advisor pursuant to this Agreement. Advisor agrees to and acknowledges the obligation to pay all self- employment and other taxes on such income.

5.2. Benefits. The Company and Advisor agree that Advisor will receive no employee or similar benefits from the Company. If Advisor is reclassified by a state or federal agency or court as Company’s employee, Advisor will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Advisor would otherwise be eligible for such benefits.

6.	Limitations of Liability.

6.1. Exclusion of Indirect Damages. TO THE MAXIMUM EXTENT UNDER APPLICABLE LAW, IN NO EVENT SHALL ADVISOR OR THE COMPANY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY UNDER ANY THEORY OF LIABILITY, WHETHER IN BREACH OF CONTRACT, BREACH OF WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE, FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OR IN CONNECTION WITH THIS AGREEMENT OR ANY STATEMENT OF WORK, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS.

6.2. Limitation of Damages. EXCEPT TO THE EXTENT PROHIBITED UNDER APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY’S TOTAL LIABILITY OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT (INCLUDING BUT NOT LIMITED TO WARRANTY CLAIMS), REGARDLESS OF WHETHER BASED IN CONTRACT, TORT OR OTHERWISE, EXCEED $1,000.

6.3. Enforceability. The provisions of this Section 6 shall apply notwithstanding any failure of essential purpose of any limited remedy provided herein.

7.	Miscellaneous.

7.1. Amendment; Waiver. This Agreement may only be amended, modified or supplemented in a writing expressly stated for such purpose and signed by the Parties. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

7.2. Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by Advisor without the prior written consent of the Company.

7.3. Counterpart Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. The executed signature pages to this agreement may also be delivered by facsimile transmission or as a .pdf attachment to the electronic mail transmission.

7.4. Entire Agreement. This Agreement (including any exhibits and schedules hereto) constitutes the entire agreement between the Parties pertaining to the subject matter hereof and completely supersedes all prior and contemporaneous agreements, understandings, arrangements, commitments, negotiations and discussions of the Parties, whether oral or written.

7.5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Cayman Islands, without regard to any choice of law principle that would dictate the application of the laws of another jurisdiction. Any suit or proceeding relating to this Agreement shall be brought only in the courts located in the Cayman Islands, and the Parties hereby submit to the exclusive jurisdiction of such courts.

7.6. Interpretation. This Agreement has been negotiated by the Parties and their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either Party. Any ambiguity will not be interpreted against either Party. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the terms or provisions hereof.

7.7. Notices. All notices, requests, demands and other formal or legal communications which may be given or are required to be given under this Agreement shall be sent by certified mail return receipt requested or overnight commercial courier and shall be deemed given on the date of receipt. All notices shall be addressed as set forth above, or to such other address as a Party may from time to time designate by written notice to the other Party.

7.8. Severability. The provisions of this Agreement are intended to be interpreted and construed in a manner so as to make such provisions valid, binding and enforceable. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or, if such provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner.

[Signature Page Follows]

In witness whereof, the Parties have caused this Advisor Agreement to be duly executed as of the date first written above.

COMPANY:		ADVISOR:
Quantum Leap Acquisition Corp		[NAME]

By:	CEO
Name:	Kervin Pillay

EXHIBIT A

Services and Compensation

1. Services. Advisor shall perform the following Services:

Consult with the Company’s Chief Executive Officer and members of the Company’s management and/or board of advisors at such times as shall be mutually agreed upon by the Company and Advisor.

2. Fees; Expenses. In consideration of performing the Services, Advisor shall be paid the following fees:

10,000 Class B Shares in the capital of the Company payable upon the Company entering into a business combination

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